Exhibit 77Q(1)(e)(i)

The Addendum dated July 1, 2005 to the Advisory Agreement dated October 1, 2001, between the Registrant, on behalf of IXIS Cash Management Trust-Money Market Series and IXIS Asset Management Advisors, L.P., is incorporated by reference to exhibit (d)(2) of post-effective amendment no. 43 to the Registration Statement filed on Form Type 485BPOS on August 31, 2005 (Accession No. 0001193125-05-178154).


The Addendum dated July 1, 2005 to the Advisory Agreement dated October 1, 2001, between the Registrant, on behalf of IXIS Cash Management Trust-Money Market Series, IXIS Asset Management Advisors, L.P. and Reich & Tang Asset Management, LLC, is incorporated by reference to exhibit (d)(4) of post-effective amendment no. 43 to the Registration Statement filed on Form Type 485BPOS on August 31, 2005 (Accession No. 0001193125-05-178154).